                                                                     Exhibit (k)

[NEW YORK LIFE LOGO]                             NEW YORK LIFE INSURANCE COMPANY
The Company You Keep(R)                          51 Madison Avenue
                                                 New York, NY 10010
                                                 T 212 576 6973 F 212 447 6332
                                                 tenglish@newyorklife.com

                                                 THOMAS F. ENGLISH
                                                 Senior Vice President and
                                                 Chief Insurance Counsel

VIA EDGAR


April 6, 2010


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

     RE: NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION CORPORATE SPONSORED VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I
          INVESTMENT COMPANY ACT FILE NUMBER: 811-07697
          SECURITIES ACT FILE NUMBER: 333-161336

Ladies and Gentlemen:


     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 1 to the registration statement on Form N-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Corporate Sponsored Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to it under a corporate sponsored variable universal life insurance policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.


     NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Chief Legal Officer of NYLIAC.

     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinions hereinafter expressed. On the basis of such examination, it is my opinion that:

     1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

Securities and Exchange Commission




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     3. The Policy has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

     4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Policy.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                      /s/ THOMAS F. ENGLISH
                                      -----------------------------------------
                                      Thomas F. English
                                      Senior Vice President and
                                      Chief Insurance Counsel